Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 22, 2009, with respect to the consolidated financial statements (which report expressed an unqualified opinion) included in the Annual Report of Integrated Silicon Solution, Inc. on Form 10-K for the year ended September 30, 2009. We hereby consent to the incorporation by reference of said report in this Registration Statement of Integrated Silicon Solution, Inc. on Form S-8.

/s/ Grant Thornton LLP

San Jose, California

December 22, 2009